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ARTHUR ANDERSEN

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated November 6, 1998 and November 16, 1998, and to all references to our Firm included in or made a part of this Registration Statement on Form N-14 of the Liberty-Stein Roe Funds Investment Trust (comprising the Stein Roe Special Fund (now Stein Roe Disciplined Stock Fund)).


/s/Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois
November 3, 2000